UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UMPQUA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-1261319
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One SW Columbia Street, Suite 1200 Portland, Oregon	97258
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Depositary Shares, representing interests in Series B Common Stock Equivalent, a series of Preferred Stock	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-155997

Securities to be registered pursuant to 12(g) of the Act: None

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Depositary Shares representing interests in Series B Common Stock Equivalent, which is a series of preferred stock of Umpqua Holdings Corporation (the “Registrant”). Each Depositary Share represents a 1/100th interest in a share of Series B Common Stock Equivalent. The descriptions of the Series B Common Stock Equivalent and Depositary Shares are contained in the Registrant’s Prospectus, dated December 5, 2008, included in the Registrant’s registration statement on Form S-3 (File No. 333-155997) under the captions “Description of preferred stock” and “Description of other securities” and the Registrant’s Prospectus Supplement, dated February 2, 2010, under the captions “Description of preferred stock” and “Description of depositary shares,” and those sections are deemed incorporated herein by reference.

Item 2. Exhibits.

3.1	Restated Articles of Incorporation with Designation of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to Form 8-K filed November 14, 2008)

3.2	Certificate of Designations of the Series B Common Stock Equivalent (incorporated by reference to Exhibit 3.1 to Form 8-K filed February 5, 2010)

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K filed April 21, 2008)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 (No. 333-77259) filed April 28, 1999)

4.2	Form of Deposit Agreement among the Registrant, Mellon Investor Services LLC, acting as depository, and the holders from time to time of the Depositary Shares (incorporated by reference to Exhibit 4.1 to Form 8-K filed February 5, 2010)

4.3	Form of Certificate for the Series B Common Stock Equivalent (incorporated by reference to Exhibit 4.2 to Form 8-K filed February 5, 2010)

4.4	Form of Depositary Receipt for the Depositary Shares (incorporated by reference to Exhibit 4.3 to Form 8-K filed February 5, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in Portland, Oregon, on February 4, 2010.

UMPQUA HOLDINGS CORPORATION (Registrant)

By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts Assistant Secretary